Exhibit 10.13

                              SUBJECT TO REDACTION
                                       AND
                     APPLICATION FOR CONFIDENTIAL TREATMENT
                             PURSUANT TO RULE 24B-2

                   AGREEMENT FOR JOINT CLINICAL INVESTIGATIONS

Both sides note that the first treatment of autoimmune diseases by removal of interferons (cytokines) was proposed in 1974 by Professor S.V. Skurkovich (Nature, 1974;247:551-2). He also proposed to remove TNF-(alpha) in various autoimmune conditions, including AIDS (J IFN & Cytokine Res 1989;9:S2 and other publications and patents). The use of anticytokines in autoimmune conditions has received wide experimental and clinical confirmation in various laboratories of the world. As is known, organ transplant rejection is also connected with autoimmune mechanisms. In joint investigations positive results were obtained with the use of antibodies to interferon-(gamma) in corneal transplants (Treatment of corneal transplant rejection in humans with anti-interferon-(gamma) antibodies. Am J Opthalmol 2002;133:829-30).

Based on this, the State Institute of Transplantation and Artificial Organs of the Ministry of Health of the Russian Federation ("Institute" herein) in the person of the Academician Russian Medical and Professor Valery Ivanovich Shumakov and Advanced Biotherapy, Inc. (ABI- USA) in the person of Professor S.V. Skurkovich, vice-president of ABI, agree to conduct joint clinical investigations on the reduction or prevention of organ transplant rejection by anticytokine therapy. In our joint investigation mainly anti-interferon-(gamma) antibodies will be used after transplantation of the heart, lung, liver, or pancreatic beta-islet cells.

Treatment of other conditions besides transplantation is possible.
ABI will supply the Institute with antibodies to interferon g and antibodies to TNIF-(alpha) and laboratory reagents (immunological) monitoring in accordance with a protocol for anticyotkine therapy.

[REDACTED - Confidential Portion Omitted and Filed Separately with the Securities and Exchange Commission]

Publications of the results of the clinical trials will be done jointly. ABI has the right to use the results of the trials as it wishes. The first publications of the treatment of each condition will be in English and the first author will be a representation of ABI. Later, if any Russian language reports are published, the first authors will be members of the Institute.

If the Institute wishes to send a representative to a conference outside of Russia to present the results of the clinical testing, ABI will pay expenses (registration, travel and hotel) for one attendee per conference.

This agreement is made and signed in English and Russian languages and has the same validity.

/s/Simon Skurkovich                 /s/Valery Ivanovich Shumakov
----------------------------        -------------------------------------------
on behalf of                        on behalf of
Advanced Biotherapy, Inc.           the State Institute of Transplantation and
                                    Artificial Organs of the Ministry of Health
                                    of the Russian Federation